UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Mondelēz International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AN IMPORTANT REMINDER TO VOTE YOUR

MONDELĒZ INTERNATIONAL, INC. SHARES

May 5, 2015

Dear Mondelēz International, Inc. Shareholder:

Our records indicate that we have not received your vote for the Mondelēz International, Inc. 2015 Annual Meeting of Shareholders. We believe that it is important for shareholders to have a voice in determining the outcome of the matters to be considered at the Annual Meeting of Shareholders, which is scheduled to be held on May 20, 2015 at 9:00 a.m. CDT. Please take a moment right now to vote so your shares are represented at this important meeting.

At the Annual Meeting of Shareholders, shareholders will vote on these important matters:

1)	elect 12 directors;

2)	approve on an advisory basis the compensation of our named executive officers;

3)	ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2015; and

4)	consider a shareholder proposal regarding a report on packaging if properly presented at the meeting.

Our Board of Directors unanimously recommends that you vote FOR all of the nominees for director; FOR Proposals 2 and 3; and AGAINST Proposal 4 for the reasons we state in the proxy statement, which we filed with the Securities and Exchange Commission on March 27, 2015.

In order to ensure that you have an opportunity to vote, we are enclosing another copy of our proxy card that will allow you to exercise your rights as a shareholder.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE VOTE TODAY BY TELEPHONE OR INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

Remember – every share and every vote counts!

If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

We appreciate your support and thank you in advance for voting promptly.